Exhibit 10.1

September 28, 2012

Computer Software Innovations, Inc.

1661 East Main Street, Suite A

Easley, South Carolina 29642

Attention: David Dechant, Chief Financial Officer

Re:	Credit Agreement, dated as of March 6, 2012, between Computer Software

Innovations, Inc. (the “Borrower”) and Fifth Third Bank (the “Lender”)

(as amended from time to time, the “Credit Agreement”)

Dear Mr. Dechant:

Reference is made to the Credit Agreement, pursuant to which the Lender extended to the Borrower a revolving credit facility and a term loan in the amounts set forth in the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

The Borrower has informed the Lender that it has entered into or will enter into an Agreement and Plan of Merger (the “Merger Agreement”) with N. Harris Computer Corporation, a corporation organized under the Business Corporations Act (Ontario) (“Parent”), NHCC Merger Corp., a Delaware corporation and subsidiary of Parent (“Merger Sub”), and solely for the purposes of Section 9.14 thereof, Constellation Software Inc., a company organized under the Business Corporations Act (Ontario) (the “Guarantor”), providing, among other things, for (i) the commencement of a tender offer by Merger Sub to purchase all the outstanding shares of common stock and preferred stock of the Borrower, and (ii) the merger of Merger Sub with and into the Borrower whereby the Borrower would become a wholly-owned subsidiary of Parent (collectively, the “Merger Transaction”).

Pursuant to Section 7.1(n) of the Credit Agreement, the Borrower agreed that an Event of Default would occur thereunder if a Change of Control occurred. The entering into of the Merger Agreement and the consummation of the Merger Transaction contemplated thereby by the Borrower will result in a Change of Control under the Credit Agreement. The Borrower has, however, requested that the Lender consent to the Merger Transaction. Please be advised that the Lender hereby consents to the Merger Transaction; provided, that (i) no other Default or Event of Default exists under the Loan Documents; (ii) if the Merger Transaction is consummated, it is consummated in accordance with the provisions of the Merger Agreement and related agreements, instruments and documents; (iii) the Borrower shall promptly provide the Lender (A) fully-executed copies of the Merger Agreement and all schedules and exhibits with respect thereto, (B) any and all other material agreements, instruments or documents relating to the Merger Transaction and (C) any and all other documentation and related information reasonably requested by the Lender with respect to the Merger Transaction; (iv) concurrently with the consummation of the Merger Transaction, all Obligations owed by the Borrower to the Lender will be repaid and all commitments of the Lender under the Credit Agreement shall be cancelled and terminated; and (v) upon

Computer Software Innovations, Inc.

September 28, 2012

execution of this letter, the Borrower shall the Lender pay a consent fee in the amount of $10,000.00 and shall reimburse the Lender for all fees and expenses incurred by the Lender in connection with this matters contemplated hereby (including attorneys’ fees).

The consents contained herein shall be limited to the specific consents made herein. Except as set forth herein, the Lender hereby expressly reserves all rights, remedies, powers and privileges it has or may have under any of the Loan Documents, any agreement, document, instrument or applicable law or equity with respect to any Default or Event of Default that may arise as a result of the Merger Transaction.

This letter constitutes an accommodation to the Borrower and the agreements contained herein shall be limited to the specific agreements made herein. Except as otherwise modified herein, all other terms and conditions of the Credit Agreement and the other Loan Documents continue in full force and effect and are unmodified by this letter.

[INTENTIONALLY LEFT BLANK]

Computer Software Innovations, Inc.

September 28, 2012

If the foregoing terms and conditions are acceptable to you, please indicate your acceptance by signing in the space indicated on the following page. This letter agreement shall constitute a rider to and form a part of the Credit Agreement, as the same may be amended, modified or supplemented from time to time.

FIFTH THIRD BANK

By:	/s/ Charles H. Arndt
Name:	Charles H. Arndt
Title:	SVP

Acknowledged and accepted this

28 day of September, 2012:

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David Dechant	(SEAL)
Name:	David Dechant
Title:	CFO